Exhibit 21(A)





                      JERSEY CENTRAL POWER & LIGHT COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





  NAME OF                                                       STATE OF
SUBSIDIARIES                       BUSINESS                  INCORPORATION
------------                       --------                  -------------

JCP&L CAPITAL, L.P.             SPECIAL-PURPOSE              DELAWARE